Exhibit 99.1

RUM Group Inc.

Pro Forma Consolidated Statements of Operations

For the six months ended June 30, 2026 and year ended December 31, 2025

(Expressed in United States dollars)

(Unaudited)

RUM Group Inc.

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2026

(Expressed in United States dollars)

	Rumble Canada June 30, 2026 $	Northern Data AG For the period from January 1 - June 17, 2026 $	Note 4	Proforma Adjustments $	Pro Forma Consolidated $

Revenue	65,826,532	102,418,099		-	168,244,631

Operating expenses
Cost of services / materials	57,604,250	23,585,978		-	81,190,228
General and administrative	26,724,111	81,185,387	(a), (b)	(7,317,062)	100,592,436
Research and development	12,535,189	1,624,233		-	14,159,422
Sales and marketing	18,911,816	4,569,801		-	23,481,617
Acquisition-related transaction costs	33,161,645	33,545,026		-	66,706,671
Amortization and depreciation	20,267,766	66,638,710	(c), (d)	33,084,932	119,991,408
Changes in fair value of digital assets	6,501,540	1,887,980		-	8,389,520
Total operating expenses	175,706,317	213,037,115		25,767,870	414,511,302

Loss from operations	(109,879,785)	(110,619,016)		(25,767,870)	(246,266,671)

Other (income) expense
Interest (income) expense, net	(2,628,065)	18,929,500	(e), (f)	(9,939,812)	6,361,623
Other expense (income)	4,867,685	27,081,377	(b), (e)	(5,213,816)	26,735,247
Change in fair value of contingent consideration	486,931	249,038,947		-	249,525,878
Changes in fair value of warrant liability	(1,327,928)	-		-	(1,327,928)
Changes in fair value of derivative	(283,991)	-	(e)	2,127,149	1,843,158

Loss before taxes	(110,994,417)	(405,668,840)		(12,741,391)	(529,404,648)

Income tax (benefit) expense	211,138	14,391,879	(g)	(2,558,897)	12,044,120

Net loss	(111,205,555)	(420,060,719)		(10,182,494)	(541,448,768)

The accompanying notes are an integral part of this unaudited Pro Forma Consolidated Statement of Operations.

Rum Group Inc.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2025

(Expressed in United States dollars)

	Rumble Inc. December 31, 2025 $	Northern Data AG December 31, 2025 $	Note 4	Transaction Accounting Adjustments $	Pro Forma Consolidated $

Revenue	100,622,320	93,717,365		-	194,339,685

Operating expenses
Cost of services / materials	107,383,833	43,374,971		-	150,758,804
General and administrative	48,738,522	149,279,440	(h), (i)	(12,453,552)	185,564,410
Research and development	18,743,630	4,149,624		-	22,893,254
Sales and marketing	23,892,235	9,918,989		-	33,811,224
Acquisition-related transaction costs	13,303,532	15,065,543	(j)	33,161,645	61,530,720
Impairment	-	193,368,232		-	193,368,232
Amortization and depreciation	14,564,535	219,064,689	(k), (i)	71,632,959	305,262,183
Changes in fair value of digital assets	649,638	1,884,516		-	2,534,154
Total operating expenses	227,275,925	636,106,004		92,341,052	955,722,981

Loss from operations	(126,653,605)	(542,388,639)		(92,341,052)	(761,383,296)

Other (income) expense
Interest (income) expense, net	(10,419,139)	36,437,786	(m), (n)	(18,354,933)	7,663,714
Other expense (income)	10,643	(9,363,807)	(i), (m)	44,346,885	34,993,721
Changes in fair value of warrant liability	(24,781,974)	-		-	(24,781,974)
Changes in fair value of derivative	(9,700,000)	-	(m)	(4,322,036)	(14,022,036)
Share of net result from investments accounted for using the equity method	-	(50,766)		-	(50,766)

Loss before taxes	(81,763,135)	(569,411,852)		(114,010,968)	(765,185,955)

Income tax (benefit) expense	67,228	(21,866,851)	(o)	(1,177,690)	(22,977,313)

Net loss from continuing operations	(81,830,363)	(547,545,001)		(112,833,278)	(742,208,642)

The accompanying notes are an integral part of this unaudited Pro Forma Consolidated Statement of Operations.

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

1.	Basis of presentation

On June 17, 2026, RUM Group Inc. (“Rumble” or the “Company”) acquired approximately 85% of the outstanding common shares of NDAG AG (“NDAG”), a leading provider of AI and high-performance computing infrastructure (the “Business Combination”). The primary reason for the acquisition is to obtain large-scale AI compute infrastructure, GPU capacity, data center assets and power resources that accelerate the growth of our cloud business. The goodwill that arises in the acquisition, which is not deductible for tax purposes, is primarily attributed to the expected synergies from combining Rumble’s cloud platform and technology ecosystem with NDAG’s AI infrastructure assets, as well as expected future growth opportunities.

The unaudited Pro Forma Consolidated Statements of Operations of Rumble for the six-months ended June 30, 2026 and year ended December 31, 2025 have been prepared in accordance with Article 11 of Regulation S-X, for illustrative purposes only, after giving effect to the Business Combination on the basis of the assumptions and adjustments described in Note 4. This unaudited Pro Forma Consolidated Statement of Operations do not include all of the disclosures required by US GAAP.

The unaudited Pro Forma Consolidated Statement of Operations of the Company have been compiled from:

(a)	the unaudited Condensed Consolidated Statement of Operations of Rumble for the six-months ended June 30, 2026; and

(b)	the unaudited Condensed Consolidated Statement of Operations of NDAG for the period from January 1, 2026 to June 17, 2026

(c)	the audited consolidated financial statements of Rumble for the years ended December 31, 2025 and 2024; and

(d)	the audited consolidated financial statements of NDAG for the years ended December 31, 2025 and 2024.

The unaudited pro forma consolidated statements of operations for the six-months ended June 30, 2026 and year ended December 31, 2025 gives effect to the Business Combination as if it had occurred on January 1, 2025.

A pro forma balance sheet has not been presented since the Business Combination has been reflected in Rumble’s unaudited Condensed Consolidated Balance Sheet as of June 30, 2026.

The pro forma adjustments are preliminary and are subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma consolidated financial information and actual adjustments, when recorded, may differ materially. The unaudited Pro Forma Consolidated Statement of Operations have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Business Combination had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the Business Combination.

The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited Pro Forma Consolidated Statements of Operations do not reflect operational and administrative cost savings that may be achieved as a result of the Business Combination.

The unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical audited consolidated financial statements of Rumble for the years ended December 31, 2025 and 2024 and the unaudited condensed consolidated financial statements of Rumble as of June 30, 2026 and for the six months ended June 30, 2026 and 2025.

2.	Significant accounting policies

The Unaudited Pro Forma Consolidated Statement of Operations have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of Rumble for the years ended December 31, 2025 and 2024 and the unaudited Condensed Consolidated Statement of Operations of Rumble for the three and six-months ended June 30, 2026.

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

3.	Pro forma preliminary purchase price allocation and assumptions

Consideration

The consideration transferred in the acquisition of NDAG consisted of shares of the Company’s Class A Common Stock, pre-funded warrants exercisable for shares of the Company’s Class A Common Stock, and a euro-denominated note payable issued to Tether Investments, S.A. De C.V. (“Tether”) in connection with the assignment of an existing shareholder loan owed by NDAG to Tether (“Shareholder Loan”).

	Number of instruments	Fair value per unit	Fair value

(i) Class A common stock	59,346,944	$7.29	$432,639,220
(ii) Pre-funded warrants	98,264,309	$7.29	716,336,988
(iii) Note payable			366,580,647
Total consideration			$1,515,556,855

(i) Rumble Class A Common Stock

The equity consideration to former NDAG shareholders who validly tendered their shares pursuant to the voluntary public exchange offer commenced by the Company as part of the Business Combination was based on an exchange ratio of 2.0281 shares of the Company’s Class A Common Stock for each NDAG share validly tendered; and the equity consideration to former NDAG shareholders who sold their NDAG shares to the Company in the concurrent private transaction pursuant to certain transaction support agreements was based on the same ratio, with a portion placed in escrow in accordance with such transaction support agreements.

(ii) Pre-funded warrants

The Company issued pre-funded warrants to Tether, a former NDAG shareholder pursuant to a transaction support agreement with, in lieu of shares of the Company’s Class A Common Stock to the extent such issuance of the Company’s Class A Common Stock to Tether would result in the voting power of Tether and its affiliates in the Company to exceed 9.90% of the outstanding voting power of the capital stock of the Company.

(iii) Issuance of note payable

The note payable was measured at fair value as part of the consideration transferred. The note contains embedded derivatives that were separately recognized as derivative liabilities.

Net Assets Acquired

The table below summarizes the provisional fair value of consideration transferred, net assets acquired, non-controlling interest, and resulting goodwill.

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

3.	Pro forma preliminary purchase price allocation and assumptions (continued)

Consideration	$1,515,556,856
Non-controlling interest	93,349,709
Total consideration	$1,608,906,565

Cash	$51,036,334
Account receivables and other, net	52,879,228
Contingent consideration receivable	23,827,868
Prepaid expenses and other current assets	104,616,682
Investment	7,059,450
Other non-current assets	19,265,879
Digital assets	8,548,488
Property and equipment	887,260,497
Right-of-use assets	146,226,827
Intangible assets, net	172,474,080
Accounts payable and accrued liabilities	(11,006,831)
Deferred revenue	(20,508,519)
Income tax payable	(28,980,271)
Deferred tax liabilities	(25,305,298)
Lease liabilities	(144,141,688)
Other current liabilities	(187,825)
Other liabilities	(45,661,476)
Fair value of net identifiable assets acquired	$1,197,403,425
Add: Goodwill	411,503,140
Total net assets acquired	$1,608,906,565

The identification and measurement of the consideration transferred, identifiable assets acquired, liabilities assumed and non-controlling interest is provisional and subject to changes during the measurement period, not to exceed one year from the acquisition date, as additional information related to the facts and circumstances that existed at the acquisition date becomes available.

Non-Controlling Interest

The non-controlling interest is comprised of the following components:

	Number of instruments	Fair value per unit	Fair value

(i) Northern Data AG common shares	9,519,223	$9.29	$88,435,357
(ii) Vested options outstanding at the date of acquisition	1,085,302	$0.64 - 4.61	3,762,652
(ii) Allocation of the fair value of unvested options based on service provided prior to the date of acquisition	1,179,071	$1.04 – 4.61	1,151,700
Total non-controlling interest			$93,349,709

4.	Pro forma adjustments

Pro forma adjustments to the Consolidated Statement of Operations for the six-months ended June 30, 2026

The unaudited Pro Forma Consolidated Statement of Operations for the six-months ended June 30, 2026 reflects the following adjustments as if the Business Combination described in Note 3 had occurred on January 1, 2025:

(a)	To reverse stock-based compensation expense recognized by NDAG, and recognize stock-based compensation expense related to non-controlling interest acquired in the Business Combination.

(b)	To adjust lease expense and related foreign exchange for leases assumed in the Business Combination.

(c)	To record additional depreciation on property, plant and equipment.

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

4.	Pro forma adjustments (continued)

The preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on these unaudited Pro Forma Consolidated Statement of Operations. A 10% change in the valuation of property, plant and equipment would causes a corresponding increase or decrease in the goodwill of $88.7M. A 10% change in the valuation of property, plant and equipment would also cause a change in annual depreciation expense of approximately $11M.

(d)	To remove amortization of existing intangibles and record amortization of the new intangible assets.

The preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on these unaudited Pro Forma Consolidated Statement of Operations. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the goodwill of $17.2M and annual amortization expense of approximately $4.1M.

(e)	To remove interest expense related to the existing shareholder loan and record interest expense, foreign exchange and changes in fair value of the embedded derivative on the loan issued in the Business Combination. The interest expense on the new loan is based on the three-month EURIBOR plus 3%. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in annual interest expense of approximately $300,000.

(f)	To record interest income on loan receivables recognized at fair value in the Business Combination.

(g)	To adjust tax expense related to the above entries.

All of the above adjustments are expected to recur.

Pro forma adjustments to the Consolidated Statement of Operations for the year ended December 31, 2025

The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2025 reflects the following adjustments as if the Business Combination described in Note 3 had occurred on January 1, 2025:

(h)	To reverse stock-based compensation expense recognized by NDAG, and recognize stock-based compensation expense related to non-controlling interest acquired in the Business Combination.

(i)	To adjust lease expense and related foreign exchange for leases assumed in the Business Combination.

(j)	To record Rumble’s transaction costs related to the Business Combination.

(k)	To record additional depreciation on property, plant and equipment.

(l)	To remove amortization of existing intangibles and record amortization of the new intangible assets.

(m)	To remove interest expense related to the existing shareholder loan and record interest expense, foreign exchange and changes in fair value of the embedded derivative on the loan issued in the Business Combination. The interest expense on the new loan is based on the three-month EURIBOR plus 3%.

(n)	To record interest income on loan receivables recognized at fair value in the Business Combination.

(o)	To adjust tax expense related to the above entries.

All of the above adjustments are expected to recur except for adjustment (j).

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

5.	Adjustments to the historical information of Northern Data AG

The historical financial information of NDAG was prepared in accordance with International Financial Reporting Standards (“IFRS”) and presented in Euros (“EUR”).

With the exception of equity, the historical financial information was translated from EUR to USD using the following historical exchange rates:

Exchange rate as at December 31, 2025	1.17500
Average exchange rate for the year ended December 31, 2025	1.17085

Equity was translated using historical exchange rates. The table below presents the adjustments to convert from IFRS to US GAAP and to translate from EUR to USD, as well as to align accounting policies and financial statement presentation with that of Rumble.

	Northern Data AG December 31, 2025 in EUR (IFRS) €	US GAAP Adjustments €	Presentation Alignment €		Northern Data AG December 31, 2025 in EUR (U.S GAAP) €	Northern Data AG December 31, 2025 in USD (U.S. GAAP) $

Assets
Current assets
Cash and cash equivalents	57,576,257	-	-		57,576,257	67,652,102
Trade receivables	10,304,026	-	-		10,304,026	12,107,231
Contract assets	17,728,544	-	-		17,728,544	20,831,039
Income tax receivable	4,245,924	-	-		4,245,924	4,988,961
Other assets	328,043,620	-	-		328,043,620	385,451,254
Non-current assets held for sale	37,683,908	-	-		37,683,908	44,278,592
Total current assets	455,582,279	-	-		455,582,279	535,309,179

Digital Assets	-	6,129,176	-	(d)	6,129,176	7,201,785
Property and equipment	623,352,057	-	-		623,352,057	732,438,667
Right-of-use assets	117,006,434	1,187,391	-	(a)	118,193,825	138,877,744
Other intangible assets	9,533,976	(8,929,176)	-	(d), (f)	604,800	710,640
Goodwill	13,376,340	-	-		13,376,340	15,717,200
Investments accounted for using the equity method	9,613,769	-	-		9,613,769	11,296,179
Deferred tax assets	16,096,679	-	-		16,096,679	18,913,598
Other assets	16,432,060	2,800,000	-	(f)	19,232,060	22,597,671
Total assets	1,260,993,594	1,187,391	-		1,262,180,985	1,483,062,663

Liabilities
Current liabilities
Trade payables	12,268,567	-	1,167,375	(f)	13,435,942	15,787,236
Provisions	1,167,375	-	(1,167,375)	(f)	-	-
Lease liabilities	29,483,482	(3,426,604)	-	(a)	26,056,878	30,616,832
Income tax liabilities	16,283,859	-	-		16,283,859	19,133,534
Other liabilities	40,685,576	-	-		40,685,576	47,805,552
Total current liabilities	99,888,859	(3,426,604)	-		96,462,255	113,343,154

Provisions	5,200	-	(5,200)	(f)	-	-
Borrowings	614,943,933	-	-		614,943,933	722,559,121
Lease liabilities	101,059,829	(1,203,205)	-	(a)	99,856,624	117,331,533
Deferred tax liabilities	203,601	1,322,124	-	(e)	1,525,725	1,792,727
Other liabilities	2,679,630	-	5,200	(f)	2,684,830	3,154,675
Total liabilities	818,781,052	(3,307,685)	-		815,473,367	958,181,210

Shareholders’ equity
Subscribed capital	64,196,476	(676)	-		64,195,800	71,547,945
Retained earnings	(726,025,151)	(10,028,585)	-	(a), (c), (e)	(736,053,736)	(905,699,791)
Capital reserve	1,167,143,633	14,548,539	-	(c)	1,181,692,172	1,311,801,483
Currency translation differences	(63,102,416)	(24,202)	-	(a)	(63,126,618)	47,231,816
Total shareholders’ equity	442,212,542	4,495,076	-		446,707,618	524,881,453
Total liabilities and shareholders’ equity	1,260,993,594	1,187,391	-		1,262,180,985	1,483,062,663

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

5.	Adjustments to the historical information of Northern Data AG (continued)

	Northern Data AG Year ended December 31, 2025 in EUR (IFRS) €	US GAAP Adjustments €	Presentation Alignment €		Northern Data AG Year ended December 31, 2025 in EUR €	Northern Data AG Year ended December 31, 2025 in USD €

Sales revenue	80,042,425	-	-		80,042,425	93,717,365
Other operating income	3,254,802	-	(3,254,802)	(f)	-	-
Total income	83,297,227	-	(3,254,802)		80,042,425	93,717,365

Cost of materials	33,067,311	-	3,978,522	(f)	37,045,833	43,374,971
General and administrative	-	32,013,357	95,483,702	(a), (c), (f)	127,497,059	149,279,440
Research and development	-	-	3,544,124	(f)	3,544,124	4,149,624
Sales and marketing	-	-	8,471,642	(f)	8,471,642	9,918,989
Acquisition-related transaction costs	-	-	12,867,226	(f)	12,867,226	15,065,543
Personnel expenses	49,320,602	-	(49,320,602)	(f)	-	-
Other operating expenses	81,125,311	-	(81,125,311)	(f)	-	-
Amortization and depreciation	-	-	187,099,465	(f)	187,099,465	219,064,689
Change in fair value of digital assets	-	1,609,533	-	(d)	1,609,533	1,884,516
Total expenses	163,513,224	33,622,890	180,998,768		378,134,882	442,737,772

Net unrealized foreign exchange (gains) / losses	2,603,900	-	(2,603,900)	(f)	-	-
Operating profit before depreciation and amortization – EBITDA	(82,819,897)	(33,622,890)	(181,649,670)		(298,092,457)	(349,020,407)

Depreciation, amortization and impairment	380,178,275	(27,342,527)	(187,683,194)	(a), (d), (f)	165,152,554	193,368,232
Operating result – EBIT	(462,998,172)	(6,280,363)	6,033,524		(463,245,011)	(542,388,639)

Financial income	(3,573,000)	-	-		(3,573,000)	(4,183,433)
Financial expenses	42,867,010	(8,051,819)	(121,291)	(a), (f)	34,693,900	40,621,219
Financial result	39,294,010	(8,051,819)	(121,291)		31,120,900	36,437,786

Other income (expense)	-	(14,152,285)	6,154,815	(a), (b), (f)	(7,997,470)	(9,363,807)
Share of net result from investments accounted for using the equity method	(43,358)	-	-		(43,358)	(50,766)
Earnings before income taxes – EBT	(502,248,824)	15,923,741	-		(486,325,083)	(569,411,852)

Income tax (benefit) expense	(19,520,271)	844,161	-	(e)	(18,676,110)	(21,866,851)
Loss from continuing operations	(482,728,553)	15,079,580	-		(467,648,973)	(547,545,001)

Profit from discounted operations	(92,556,000)	-	-		(92,556,000)	(108,368,836)
Loss for the year	(390,172,553)	15,079,580	-		(375,092,973)	(439,176,165)

Net fair value gain on investments designed at FVOCI	(14,138,941)	14,138,941	-	(b)	-	-
Exchange differences on translation of foreign operations	43,479,000	24,202	-	(a)	43,503,202	(168,865,416)
Total comprehensive loss (income)	(419,512,612)	916,437	-		(418,596,175)	(270,310,749)

IFRS differs in certain material respects from US GAAP. The following material adjustments have been made to convert NDAG’s historical financial information to US GAAP for the purposes of the unaudited Pro Forma Consolidated Financial Statements.

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

5.	Adjustments to the historical information of Northern Data AG (continued)

(a)	Leases

Under US GAAP, a lessee classifies its leases as either finance or operating which determines the accounting treatment. All of NDAG’s leases were determined to be operating leases. Lease expense related to operating leases is recognized straight-line over the lease term based on two components- interest expense which is determined based on the lease liabilities; and amortization of the right-of-use asset which is determined based on the residual amount needed to result in straight-line lease expense. The straight-line lease expense is presented in operating expenses. Under IFRS, interest expense is determined based the lease liability and presented as a financing cost, and the right of use asset is amortized over the lease term and presented in amortization expense.

Adjustments were made to reflect the straight-line lease expense and presentation in operating expenses as required under US GAAP.

(b)	Shares in other companies

Under US GAAP, investments in equity securities are subsequently measured at fair value with changes reflected in net income. Under IFRS, NDAG subsequently measured its investments in equity securities at fair value with changes reflected in other comprehensive income.

Adjustments were made to reflect all changes in fair value in net income as required under US GAAP.

(c)	Share-based payments compensation – Forfeiture estimates

Under US GAAP, there is an accounting policy choice to recognize forfeitures related to share-based compensation as they occur, which is the accounting policy choice made by Rumble. Under IFRS, forfeitures must be estimated on the grant date of the award and throughout the vesting period.

Adjustments were made to remove the impact of estimated forfeitures to align with Rumble’s accounting policy.

(d)	Digital assets

Under US GAAP, digital assets within the scope of ASC 350-60 are subsequently measured at fair value with changes reflected in net income. Under IFRS, digital assets such as cryptocurrencies are generally accounted for as intangible assets unless held for sale in the ordinary course of business. Further, there is an accounting policy choice to apply the revaluation model when an active market exists, resulting in upward revaluations being recognized in OCI and downward revaluations recognized in profit or loss, which is the accounting policy choice made by NDAG.

Adjustments were made to remove the effects of the revaluation model and to reflect all changes in fair value in net income as required under US GAAP.

(e)	Deferred taxes

Adjustments were made to tax-effect the above US GAAP adjustments.

(f)	Further adjustments have been made to align NDAG’s financial statement presentation with that of Rumble.

6.	Tax rate

The effective income tax rate of 12.50% - 31.93% was used to determine the proforma adjustments. Actual rates will differ as a result of the temporary and permanent differences.

RUM Group Inc.

Notes to the unaudited Pro Forma Statements of Operations

(Unaudited)

7.	Pro forma earnings per share

The Pro Forma Earnings per Share (“Proforma EPS”) has been adjusted to reflect the pro forma consolidated net income for the six-months ended June 30, 2026 and year ended December 31, 2025. The number of shares used in calculating the pro forma consolidated basic and diluted earnings per share is outlined below.

The following is a breakdown of the EPS calculation:

	Six-months ended June 30, 2026	Twelve-months ended December 31, 2025

Net loss from continuing operations	$(541,448,768)	$(742,208,642)
Weighted average number of shares – basic	272,549,216	412,350,491
Loss per share – basic	$(1.99)	$(1.80)

Net loss from continuing operations	$(541,448,768)	$(742,208,642)
Weighted average number of shares – diluted	272,549,216	412,350,491
Loss per share – diluted	$(1.99)	$(1.80)